Exhibit 4.2

NUMBER

             C-[•]

SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP: 84854Q103

SPINDLETOP HEALTH ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A COMMON STOCK OF

SPINDLETOP HEALTH ACQUISITION CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its shares of Class A common stock if it is unable to complete a business combination by                , 2023 (such date as may be extended (a) by an additional three months if the Corporation has filed (i) a Form 8-K including a definitive merger or acquisition agreement or (ii) a proxy statement, registration statement or similar filing for an initial business combination but have not completed the initial business combination within such 15-month period, (b) by up to two instances of an additional three months per instance by depositing into the trust account established in connection with the Corporation’s initial public offering for each three month extension in an amount of $0.10 per unit sold by the Corporation in the initial public offering or (c) as may be approved by the Corporation’s stockholders in accordance with the terms of its amended and restated certificate of incorporation, in each case as more fully described in the Corporation’s final prospectus dated,                2021).

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
Secretary	Delaware	Chief Executive Officer

SPINDLETOP HEALTH ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust) (Minor)
JT TEN	—	as joint tenants with right			Under Uniform Gifts to Minors
of survivorship and not as tenants in common
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in the Corporation’s final prospectus dated                 , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Corporation’s initial public offering only in the event that (i) the Corporation redeems the shares of Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by                , 2023 (subject to the extensions described more fully in the Corporation’s final prospectus dated                , 2021), (ii) the Corporation redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to approve an amendment to any provision of the Corporation’s amended and restated certificate of incorporation (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A common stock if it does not consummate an initial business combination by    , 2023 (subject to the extensions described in the Corporation’s final prospectus dated                , 2021) or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.